                                                                EXHIBIT 10.12(b)


                                 FIRST AMENDMENT
                                       TO
                                    AGREEMENT


         This FIRST AMENDMENT TO AGREEMENT (this "Amendment") is made as of February 11, 1997 by and among DTS Management, LLC, a Georgia limited liability company formerly known as Columbia DBS Management, LLC ("Columbia"), Digital Television Services of Vermont, LLC, a Georgia limited liability company ("Purchaser") and Northeast DBS Enterprises, L.P., a Vermont limited partnership ("Seller").

                                    RECITALS

         Columbia and Seller entered into an Agreement dated as of November 13, 1996 (as amended, the "Asset Purchase Agreement"). Capitalized terms used herein which are not otherwise defined shall have the meanings set forth in the Asset Purchase Agreement. Purchaser and Seller have determined that it is in their mutual best interest to amend the Asset Purchase Agreement pursuant to Section 12 thereof.

                               TERMS OF AMENDMENT

         Columbia, Purchaser and Seller agree as follows:

         1. ASSIGNMENT. Columbia hereby assigns, transfers and coveys to Purchaser all right, title and interest in and to the Asset Purchase Agreement, and Purchaser hereby assumes and agrees to perform and discharge all liabilities and obligations of Columbia under the Asset Purchase Agreement, including without limitation, the obligation to pay to Seller the Purchase Price. Seller hereby consents to the assignment of the Asset Purchase Agreement to Purchaser.

         2. AMENDMENT TO SECTION 8. Section 8 shall be deleted in its entirety and the following new Section 8 shall be inserted in lieu thereof:

         "8. Robert Bloch and Jeffrey Price shall enter into noncompetition agreements substantially in the form attached hereto as Schedule 8; provided, however, that in the event Purchaser and Robert Bloch are unable to reach a mutually agreeable arrangement with respect to the employment or consulting relationship with Purchaser after the Closing, the territory with respect to Bloch's noncompetition agreement shall be limited to the territory covered by the NRTC Agreements."

         3. AMENDMENT TO SECTION 12. Section 12 shall be deleted in its entirety and the following new Section 12 shall be inserted in lieu thereof:

         "12.  REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION.

         12.1. REPRESENTATIONS AND WARRANTIES OF SELLER. To induce Purchaser to enter into this Asset Purchase Agreement and to consummate the transactions contemplated hereby, Seller hereby represents and warrants to Purchaser as follows:

                  (a) ORGANIZATION. Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Vermont, with all requisite power and authority to own and operate the National Rural Telecommunications Cooperative's System No. 1005 for the exclusive distribution in certain areas in the State of Vermont of DBS Services offered by DirecTv (the "Business") as it is now conducted and to own the Assets in the places where the Business is now conducted and where the Assets are now owned or operated.

                  (b)      AUTHORITY.

                           (i) Seller has full power and authority to execute, deliver and perform this Asset Purchase Agreement and all agreements and transactions contemplated hereby. The execution, delivery and performance of this Asset Purchase Agreement and all transactions contemplated hereby have been duly authorized by Seller and, except for the consent of the NRTC, DirecTv and the other Persons set forth on
         Schedule 12.1(b) hereof, no other action or proceeding on the part of any other party is necessary to authorize this Asset Purchase Agreement or to consummate the transactions contemplated hereby. This Asset Purchase Agreement has been duly and validly executed and delivered by Seller and constitutes, and each of the other agreements to be executed by Seller pursuant to the terms hereof will constitute upon execution and delivery, a legal, valid and binding obligation of Seller enforceable in accordance with its terms.

                           (ii) Except for the NRTC, DirecTv and the other Persons set forth on Schedule 12.1(b) hereof, the execution, delivery and performance of this Asset Purchase Agreement or any document related hereto by Seller and the consummation by Seller of all of the transactions contemplated hereby or thereby will not (with or without the giving of notice or the lapse of time or both) (i) violate or require any consent or approval under any applicable provision of any judgement, order, writ, injunction, decree, rule, regulation or law;
         (ii) require any consent under, conflict with, result in termination of, accelerate the performance required by, result in a breach of, constitute a default under or otherwise violate the terms of any agreements, instruments or other obligations to which Seller is a party or by which Seller or any of the Assets may be bound or affected; (iii) require any consent or approval by, notice to or registration with any governmental authority or any other Person; (iv) conflict with or violate any provision of Seller's certificate of limited partnership; or (v) result in the creation of a Lien upon any of the Assets howsoever arising.

                  (c)      TITLE TO THE ASSETS.

                           (i) Seller has good and marketable title to all of the Assets, free and clear of all Liens except those Liens disclosed on
         Schedule 12.1(c) hereof.

                           (ii) Immediately following the Closing, Purchaser shall have sufficient title in and to the Assets to operate and conduct the business of Seller in the same fashion as Seller was conducting the business in the ordinary course prior to the Closing.


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




                  (d) CONDITION OF FIXED ASSETS. Set forth on Schedule 12.1(d) are all of the equipment and other tangible assets, including, without limitation, any MTE terminals and demonstration units owned by Seller and used or useable in connection with the Business (the "Fixed Assets"). The Fixed Assets are in good operating condition, in a state of good maintenance and repair, and are adequate and suitable for the purposes which are presently being used. All appropriate repair and maintenance of the Fixed Assets has been performed on a current basis and in accordance with generally accepted industry standards. Except as set forth on Schedule 12.1(d) attached hereto, none of the Fixed Assets are in need of any repairs which are outside the ordinary course of maintenance and repairs routinely performed by Seller in the past, and no currently needed repairs with respect to the Fixed Assets are reasonably likely to cost in excess of Five Thousand Dollars ($5,000), singularly, or Twenty-Five Thousand Dollars ($25,000), in the aggregate.

                  (e)      NRTC MEMBERSHIP; DBS DISTRIBUTION RIGHTS.

                           (i) Attached hereto as Schedule 12.1(e) are true and complete copies of each of the NRTC Agreements, together with all amendments, schedules and exhibits thereto, and a true and complete list of all other contracts, agreements, commitments and instruments relating to the Business and to which Seller is a party or by which Seller is bound (the "Other Agreements").

                           (ii) To the best of its knowledge, Seller has paid all sums to NRTC or DirecTv, as appropriate, required under the NRTC Agreements such that Seller is entitled to the marketing and sales revenues as provided therein.

                           (iii) Seller is in full compliance in all material respects with any and all membership, affiliation, licensing or other requirements or arrangements as may have been established by NRTC or DirecTv pursuant to the NRTC Agreements, or otherwise.

                           (iv) Seller is not in breach of the NRTC Agreements or the Other Agreements, nor has Seller failed to perform any material obligation under the NRTC Agreements or the Other Agreements. Seller has not received notice of any such breach or non-performance at any time of the NRTC Agreements or the Other Agreements. To the best of Seller's knowledge, no other party to any of the NRTC Agreements or the Other Agreements is in default thereunder or has failed to perform any material obligation thereunder.

                  (f) INVENTORY. The inventory shall be usable in the ordinary course of business and shall comply in all respects with industry standards of quality and marketability. The inventory included on the Closing Date Balance Sheet shall not include any items below standard quality, obsolete or sub-prime. Such inventory shall consist solely of
         (i) undamaged, original units in original, sealed cartons, and (ii) reconditioned units in saleable condition; provided such reconditioned units in the aggregate do not exceed more than Twelve Thousand Dollars ($12,000) (valued at


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



         such inventory's original cost). Seller owns all of the inventory free and clear of any and all Liens and has full power and authority to transfer the inventory to Purchaser.

                  (g) ACCOUNTS RECEIVABLE. The accounts receivable to be included on the Closing Date Balance Sheet represent arms' length transactions with subscribers made in the ordinary course of business and none of such accounts receivable shall be subject to any counterclaim or setoff.

                  (h) ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Schedule 12.1(h) hereof and other than changes or events reflected on the interim financial statements delivered by Seller to Purchaser or which have affected the DBS industry in general, since December 31, 1995 there has not been:

                           (i) any change in the position, financial or otherwise, assets, liabilities, earnings, book value, Business, operations or prospects of Seller which is materially adverse, singularly or in the aggregate;

                           (ii) any obligation or liability incurred by Seller (whether absolute, accrued, contingent or otherwise and whether due or to become due) relating to the Business other than obligations or liabilities incurred in the ordinary course of business and consistent with past practices;

                           (iii) any termination or waiver of any rights of Seller of material value to the Business or to Seller;

                           (iv) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the Business or the Assets;

                           (v) the adoption of any statute, rule, regulation or order which adversely affects the Business or the Assets;

                           (vi) any sale, transfer or other disposition of any of the Assets to any party, except for dispositions of surplus or used equipment or other dispositions in the ordinary course of business; or

                           (vii) any agreement to do any of the foregoing.

                  (i) LICENSES AND PERMITS. Schedule 12.1(i) hereof is a list of all federal, state, local and foreign permits, certificates, licenses, approvals and other authorizations necessary in the conduct of the Business. All such licenses and permits of Seller are in full force and effect, and no violations are or have been recorded in respect thereof, and no proceeding is pending or threatened to revoke or limit any thereof. Seller and its conduct of the Business is in compliance with all applicable laws, statutes, ordinances, rules, regulations and orders of any federal, foreign, state or local government and any other government department or agency, and is in compliance with judgment, decision, decree or order of any court or governmental agency, department or authority, except where the failure to so comply would not have


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



         a material adverse effect on the financial condition, Business, assets, results of operations or prospects of Seller.

                  (j) TAX MATTERS.

                           (i) Seller has timely filed all federal, state, local and foreign tax returns and tax reports required to be filed with respect to the Business with the appropriate governmental agency in all jurisdictions in which such returns and reports are required to be filed. All such returns and reports are true, correct and complete, and all amounts shown as owing on them have been paid, including all interest, penalties, deficiencies and assessments heretofore levied or assessed against Seller. Seller has duly withheld, collected and timely paid over, or holds for such payment, to the proper governmental authorities all taxes required to be withheld or collected by it. There is no agreement for extension of time of assessment or payment of any taxes of Seller. No waiver of any statute of limitations has been executed by Seller for any tax year which remains open or unsettled. To the best knowledge, information and belief of Seller, there is no examination or audit pending by the Internal Revenue Service or by any state or local taxing authority with respect to the tax matters of Seller. There is no liability for taxes or any tax deficiency or the existence of any basis from which liability for taxes or tax deficiency, including interest and penalties, might be asserted against Seller for any period in excess of the applicable reserve for taxes, if any, and Seller has no knowledge of any such liability or deficiency or the existence of any basis therefor.

                           (ii) All federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise and other taxes (including interest and penalties), if any, payable by Seller or relating to or chargeable against the Assets or chargeable against Seller's revenue or income have been fully paid or are not past due and are fully disclosed and accrued on the books and records of Seller and the proper amount of reserves exist for the payment thereof.

                  (k) DISCLOSURES. No representation or warranty made by Seller in this Asset Purchase Agreement, and no statement made in any Schedule, exhibit, certificate or other writing delivered or to be delivered pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit any statement of a material fact necessary to make the statements contained herein or therein not misleading.

                  (l) LITIGATION. Except as set forth on Schedule 12.1(l), there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of Seller's knowledge, any threats against or affecting Seller, the Assets or its Business, at law or in equity, before any court, arbitration panel, tribunal or governmental department, commission, board, bureau, agency or instrumentality.

         12.2. REPRESENTATIONS AND WARRANTIES OF PURCHASER. To induce Seller to enter into this Asset Purchase Agreement and to consummate the transactions contemplated hereby, Purchaser hereby represents and warrants to Seller as follows:

                  (a) ORGANIZATION. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Georgia, with all requisite power to own and operate its business as it is now conducted.

                  (b)      AUTHORITY.

                           (i) Purchaser has full power and authority to execute, deliver, and perform this Asset Purchase Agreement. The execution, delivery and performance of this Asset Purchase Agreement and all transactions contemplated hereby have been duly authorized by Purchaser and no other action or proceeding on the part of any other party is necessary to authorize this Asset Purchase Agreement or to consummate the transactions contemplated hereby. This Asset Purchase Agreement has been duly and validly executed and delivered by Purchaser, and constitutes, and each of the other agreements to be executed pursuant to the terms hereof upon execution and delivery will constitute, a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms.

                           (ii) Except for the NRTC, DirecTv and the other Persons set forth on Schedule 12.2(b) attached hereto, the execution, delivery and performance of this Asset Purchase Agreement or any other document related hereto by Purchaser and the consummation by Purchaser of all of the transactions contemplated hereby or thereby will not (with or without the giving of notice or the lapse of time or both) (i) violate or require any consent or approval under any applicable provision of any judgment, order, writ, injunction, decree, rule, regulation or law; (ii) require any consent under, conflict with, result in the termination of, accelerate the performance required by, result in the breach of, constitute a default under or otherwise violate the terms of any agreements, instruments or other obligations to which Purchaser is a party; (iii) require any consent or approval by, notice to or registration with any governmental authority or any other Person; or (iv) violate any provision of Purchaser's certificate of limited partnership or limited partnership agreement.

                  (c) DISCLOSURES. No representation or warranty made by Purchaser in this Asset Purchase Agreement, and no statement made in any Schedule exhibit, certificate or other writing delivered or to be delivered pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit any statement of a material fact necessary to make the statements contained herein or therein not misleading.

         12.3. NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except as otherwise specifically provided herein, each and every representation and warranty contained in this Asset Purchase Agreement shall expire with, and be terminated and extinguished by the Closing or the termination of this Asset Purchase Agreement pursuant to Section 14 hereof, and thereafter, except and to the extent otherwise specifically provided herein, neither Purchaser, Seller or any partner or representative thereof shall be under any liability whatsoever with respect to any such representation and warranty. The representations and warranties hereunder shall not be affected or diminished by any investigation at any time by or on behalf of the party for whose benefit such representations and warranties were made.

All statements contained herein or in any Schedule, exhibit, certificate, list or other document delivered pursuant hereto shall be deemed to be representations and warranties.

         12.4. INDEMNIFICATION OF PURCHASER. Subject to the limitations hereinafter set forth, Seller and its representatives, successors, heirs and assigns shall indemnify, reimburse and hold Purchaser and each of its partners, subsidiaries, affiliates, successors, assigns and agents harmless from, against, for and in respect of any and all damages, losses, settlement payments, obligations, liabilities, claims, demands, actions or causes of action, judgments, encumbrances, costs and expenses (including reasonable attorneys' fees) (collectively, the "Indemnifiable Damages") relating to, resulting from or arising out of (i) any misrepresentation, untruth, inaccuracy, breach or nonfulfillment of any representation, warranty, agreement or covenant of Seller contained in or made in connection with this Asset Purchase Agreement or in any Schedule, exhibit, certificate or other document delivered pursuant hereto, (ii) the failure of Seller to pay, perform or discharge promptly when due any of its obligations, liabilities and debts except as provided under this Asset Purchase Agreement, (iii) any liability or obligation relating to the operation of the Business prior to the Closing Date which is not specifically assumed by Purchaser pursuant to this Asset Purchase Agreement, (iv) any breach or default prior to the Closing Date by Seller under any of the NRTC Agreements or the Other Agreements, (v) any state or local sales, use, excise, personal property or similar tax liability (including penalties and interest) of Seller, and (vi) any other liabilities, obligations or claims, whether absolute or contingent, known or unknown, matured or unmatured and not expressly assumed by Purchaser hereunder.

         12.5. INDEMNIFICATION OF SELLER. Subject the limitations hereinafter set forth, Purchaser shall indemnify, reimburse and hold Seller and its shareholders, subsidiaries, affiliates, officers and directors harmless from, against, for and in respect of any and all Indemnifiable Damages relating to, resulting from or arising out of (i) any misrepresentation, untruth, inaccuracy, breach or nonfulfillment of any representation, warranty, agreement or covenant of Purchaser contained in or made in connection with this Asset Purchase Agreement or in any Schedule, exhibit, certificate or other document delivered pursuant hereto, (ii) the failure of Purchaser to pay, perform or discharge promptly when due the Balance Sheet Liabilities, (iii) the assertion against Seller of any liability or obligation relating to Purchaser's operation of the Business after the Closing Date, and (iv) any breach or default after the Closing Date by Purchaser under the NRTC Agreements and the Other Agreements.

         12.6. EXPIRATION OF INDEMNIFICATION OBLIGATIONS. The indemnification obligations of Seller under Section 12.4 and Purchaser under Section 12.5 above shall expire and terminate on the first (1st) anniversary of the Closing (the "Survival Termination Date"), unless, prior to such termination, the party entitled to indemnification hereunder (the "Indemnified Party") shall have provided written notice to the other party hereto obligated to provide indemnification pursuant to Sections 12.4 or 12.5 herein (the "Indemnifying Party") of an assertion by the Indemnified Party of a right to indemnification under Sections 12.4 or 12.5 (the "Indemnification Claim").

         12.7. CEILING OF INDEMNIFICATION. Seller shall not have any liability under Section 12.4 hereof for Indemnifiable Damages attributable to Seller in excess of Five Million Dollars ($5,000,000).


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




         12.8. RIGHT TO CONTEST.

                  (a) If the Indemnified Party receives notice or has knowledge of any claim for which it believes the Indemnifying Party is obligated to provide indemnification, the Indemnified Party shall provide the Indemnifying Party with an Indemnification Claim within twenty (20) days of its receipt of same, but in no event later than ten (10) days prior to the date a responsive pleading with respect to such Indemnification Claim is due. The Indemnification Claim shall set forth a brief description of the facts giving rise to such a claim and the amount (or reasonable estimate) of the Indemnifiable Damages suffered or which may be suffered by the Indemnified Party. The Indemnified Party shall, at the expense of the Indemnifying Party, provide all information regarding the contest or defense of the claim and cooperate fully with the Indemnifying Party in the conduct of any such contest or defense. Before being required to make any payment pursuant to Sections
         12.4 or 12.5 herein, the Indemnifying Party may, at its own expense, elect to undertake and control the defense of, and take all necessary steps properly to contest any claim in respect thereof involving third parties or to prosecute such claim to conclusion or settlement satisfactory to the Indemnified Party; provided, however, the Indemnifying Party shall have no obligation or liability under Sections
         12.4 or 12.5 hereof for Indemnifiable Damages with respect to any Indemnification Claim in excess of any written settlement offer with respect to such Indemnification Claim which the Indemnified Party did not accept. If the Indemnifying Party makes the foregoing election, then the Indemnified Party shall have the right to participate, at its own expense, in all proceedings but shall not admit any liability, settle, compromise, pay or discharge the claim without the prior written consent of the Indemnifying Party. If the Indemnifying Party does not make such election, it shall be obligated to pay the costs of defending or prosecuting such claim and shall be bound by whatever result is obtained by the Indemnified Party respecting such claim.

                  (b) Except as otherwise specifically provided herein, the remedies provided in Section 12.4 and 12.5 shall be cumulative and shall not preclude assertion by any party of any other rights or the seeking of any other remedies (including specific performance of this Asset Purchase Agreement) against any other party hereto.

         12.9. DISTRIBUTION RESERVE. Seller acknowledges and agrees that distributions to its partners which would render Seller unable to satisfy Indemnification Claims hereunder will constitute wrongful distributions pursuant to Section 1407 of the Vermont Limited Partnership Act. Accordingly, Seller agrees to (i) make no distributions of the Purchase Price unless and until Seller receives recontribution agreements from its partners in an aggregate amount equal to at least $5,000,000 (inclusive of the $1,000,000 held pursuant to the Escrow Agreement) enforceable by Purchaser to the extent Purchaser is entitled to indemnification under Section 12.4 hereof, and (ii) deposit into escrow $1,000,000 to be held through the Survival Termination Date by Union Bank of California, N.A.(the "Escrow Agent") pursuant to the terms and provisions of the Escrow Agreement attached hereto as Schedule 12.9.

         12.10. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given, upon personal delivery, upon


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



receipted delivery by overnight courier, charges prepaid or charged to the sender's account if delivery is confirmed by the delivery service, upon receipt of a confirmed transmission if by facsimile transmission, or three (3) days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, as follows (or at such other address for a party as shall be specified by like notice; provided that notice of a change of address shall be effective only upon receipt thereof):

         To Purchaser:          Digital Television Services of
                                Vermont, LP
                                Building C-200
                                880 Holcomb Bridge Road
                                Roswell, Georgia  30076
                                Attention:  Douglas S. Holladay, Jr.

         with a copy to:        C. Mark Kelly, Esq.
                                Nelson Mullins Riley & Scarborough, L.L.P.
                                NationsBank Corporate Center, Suite 3350
                                100 North Tryon Street
                                Charlotte, North Carolina  28202

         To Seller:             Northeast DBS Enterprises, L.P.
                                P.O. Box 20
                                Wycombe, Pennsylvania 18980
                                Attn:  Jeffrey P. Price

         with a copy to:        Seth Weinberger, Esq.
                                Mayer Brown & Platt
                                190 South LaSalle
                                Chicago, Illinois 60603"

         4. AMENDMENT TO SECTION 13(b). Section 13(b) shall be deleted in its entirety and the following new Section 13(b) shall be inserted in lieu thereof:

         "(b) the parties shall have received the approval of NRTC and DirecTv (and, if required, Hart Scott Rodino approval),"

         5. MODIFICATION. Except as modified hereby, the terms and conditions of the Asset Purchase Agreement shall remain in full force and effect.

         6. GOVERNING LAW. This Amendment shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Delaware, without regard to the choice of law provisions thereof.

         7. COUNTERPARTS. This Amendment may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement.



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



         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

                               COLUMBIA:

                               DTS Management, LLC

                               By:
                                     ---------------------------------
                                     Douglas S. Holladay, Jr.
                                     Its: President and Manager

                               PURCHASER:

                               Digital Television Services of Vermont, LLC

                               By:   DTS Management, LLC
                                     Its: Manager

                               By:
                                     ---------------------------------
                                     Douglas S. Holladay, Jr.
                                     Its: President and Manager

                               SELLER:

                               Northeast DBS Enterprises, L.P.

                               By:
                                     ---------------------------------
                                     Its: General Partner



                                     ---------------------------------
                                     Jeffrey P. Price, solely with respect to
                                     Section 8 hereof



                                     ---------------------------------
                                     Robert Bloch, solely with respect to
                                     Section 8 hereof




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


                                SCHEDULE 12.1(l)

                                   LITIGATION


1. On 1/28/97, Mountain Cable Company d/b/a Adelphia Communications commenced an action in Rutland Superior Court against Seller, alleging that Seller improperly used and interfered with Adelphia's cable system equipment in providing service to 2 multi- unit condominium projects in Sherburne, Vermont, formerly served by Adelphia. The action seeks injunctive relief, preventing Seller from using or interfering with Adelphia's cable system equipment, and also seeks monetary damages for damage caused to Adelphia's cable equipment and an interruption of service to Adelphia's customers, during Seller's installation. Seller has consented to a preliminary injunction, dated January 31, 1997 by which Seller agrees not to use or interfere with Adelphia's cable system equipment. Seller denies that it has caused damage to any of Adelphia's cable system equipment or has caused any material interruption of service to Adelphia's customers. Seller will vigorously defend any claim for damages by Adelphia.




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